UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): July 12, 2006

STRONGHOLD TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

Nevada	333-54822	22-3762832
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

106 Allen Road, Basking Ridge, NJ 07920
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (908) 903-1195

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02	Unregistered Sales of Equity Securities

To obtain funding for its ongoing operations, Stronghold Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (collectively, the “Investors”) on March 17, 2006 for the sale of (i) $1,450,000 in callable secured convertible notes (the “Notes”) and (ii) stock purchase warrants (the “Warrants”) to buy 2,900,000 shares of our common stock.

Pursuant to the Agreement, the Company has entered into the following closings:

•	on March 17, 2006, the Investors purchased $250,000 in Notes and received Warrants to purchase 2,900,000 shares of the Company’s common stock;
•	on April 12, 2006, the Investors purchased $200,000 in Notes;
•	on June 8, 2006, the Investors purchased $200,000 in Notes; and
•	on July 12, 2006 the Investors purchased $200,000 in Notes.

In addition, provided that all of the conditions in the Securities Purchase Agreement are satisfied, on the final business day of each month until January 2007, the Company will issue to the Investors and the Investors will purchase $100,000 in Notes. The Company or a majority in interest of the Investors may terminate the obligation to issue additional Notes and Warrants upon 30 days notice.

The Notes bear interest at 8%, mature two years from the date of issuance, and are convertible into our common stock, at the Investors' option, at a conversion price, equal to the lower of (i) $0.05 or (ii) 25% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. As of July 17, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.015 and, therefore, the conversion price for the secured convertible notes was $.0037. Based on this conversion price, the Notes in the amount of $850,000 outstanding as of July 18, 2006 pursuant to this financing arrangement were convertible into 229,729,729 shares of our common stock.

We may prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.08 per share. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, we have granted the Investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

The Warrants are exercisable until five years from the date of issuance at a purchase price of $0.05 per share. In addition, the exercise price of the Warrants is adjusted in the event we issue common stock at a price below market.

The Investors have contractually agreed to restrict their ability to convert the Notes and exercise the Warrants and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

The sale of the Notes in the amount of $250,000 was completed on March 17, 2006, in the amount of $200,000 on April 12, 2006, in the amount of $200,000 on June 8, 2006 and in the amount of $200,000 on July 12, 2006.  As of the date hereof, the Company is obligated on $850,000 in face amount of Notes issued to the Investors in connection with this financing.   The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.    In addition, the Company is also obligated on $4,680,000 in face amount of callable secured convertible notes issued to the Investors pursuant to other Securities Purchase Agreements entered with the Investors.

The Notes and Warrants were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder.   Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description

4.1	Securities Purchase Agreement dated March 17, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (1)

4.2	Form of Callable Secured Convertible dated March 17, 2006(1)

4.3	Form of Stock Purchase Warrant dated March 17, 2006 (1)

4.4	Registration Rights Agreement dated March 17, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (1)

Security Agreement dated March 17, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (1)

Intellectual Property Security Agreement dated March 17, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (1)

4.7	Form of Callable Secured Convertible dated April 12, 2006 (2)

4.8	Form of Callable Secured Convertible dated June 20, 2006 (3)

4.9	Form of Callable Secured Convertible dated July 12, 2006
_________________________________________

(1) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on March 23, 2006
(2) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on April 17, 2006
(3) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on April 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGHOLD TECHNOLOGIES, INC.

Date: July 18, 2006	By: /s/ Christopher Carey
Name: Christopher Carey
Title: CEO